press@getaround.com

Getaround, Inc. Announces Wind-Down of U.S. Business Operations

• The Company’s European business will continue operations

OAKLAND, Calif. – February 11, 2025 – Getaround, Inc. (“Getaround” or the “Company”), a global car-sharing marketplace, announced today that it has plans to commence an orderly wind-down of its U.S. business operations, which includes its car-share and HyreCar businesses. Getaround’s European business will continue operating to provide car-sharing services for customers in all current European markets.

"This has been an incredibly difficult decision, one that was not made lightly and only after careful consideration of various strategic options," said AJ Lee, Interim CEO and COO. "Despite significant improvements in overall profitability and extensive restructuring efforts, the Company has faced an ongoing lack of liquidity which has made U.S. operations no longer viable. We are deeply grateful to our dedicated Getarounders and loyal hosts and guests in the U.S. for their unwavering support and commitment to Getaround and HyreCar over the years. Their contributions have been invaluable, and the company truly appreciates all that they have done."

Getaround, together with its financial and legal advisors, engaged in an extensive analysis of all available alternatives to identify a solution that would allow the U.S. business to continue. The Company ultimately determined that an orderly wind-down of the U.S. business is necessary to maximize the value of Getaround’s assets for all stakeholders. This move is part of a broader effort to streamline operations and better focus on the most strategic opportunities in Europe. “Getaround is the leading car-sharing platform in Europe which makes it uniquely well-suited to accelerate the Company’s path to profitability,” said AJ Lee. “It continues to unlock efficiencies and scale as an innovative and category-defining player in car-sharing.”

Additional Information

Customers, vendors, employees, or other interested parties who may have questions related to the wind-down may contact investors@getaround.com

Getaround’s legal advisor is Orrick, Herrington & Sutcliffe LLP and its restructuring advisor is Alvarez & Marsal North America LLC.

About Getaround

Offering a digital experience, Getaround (OTCQB: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Getaround Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s purpose is to propel the world’s transition to a more sustainable society, economy and environment with its peer-to-peer connected carsharing marketplace. Launched in 2011, Getaround is available today in more than 1,000 cities across 8 countries including the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995; in particular, the statements regarding the prospects for the Company’s European operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes,” "expects,” "may,” "will,” "should,” "seeks,” "approximately,” "intends,” "plans,” "estimates,” "anticipates,” and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2024. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.